Exhibit T3A37

No. 49426	COPY

CERTIFICATE OF INCORPORATION

I HEREBY CERTIFY that

Trempest Garment Factory Limited

is this day incorporated in Hong Kong under the Companies Ordinance, and that this company is limited.

GIVEN under my hand this Twenty-fourth day of September One Thousand Nine Hundred and Seventy-six.

/s/ Leslie FOO
for Registrar of Companies, Hong Kong.

No. 49426

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Whereas TREMPEST GARMENT FACTORY LIMITED was incorporated in Hong Kong as a limited company under the Companies Ordinance on the Twenty-fourth day of September, 1976;

And whereas by special resolution of the Company and with the approval of the Registrar of Companies, it has changed its name;

Now therefore I hereby certify that the Company is a limited company incorporated under the name of REGAL SILVER MANUFACTURING LIMITED (靈菊銀器製品有限公司).

Given under my hand this Seventh day of October One Thousand Nine Hundred and Eighty.

/s/ LAI Ming Chi
for Registrar of Companies, Hong Kong

COMPANIES ORDINANCE

(CHAPTER 32)

香港法例第32章

公司條例

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

公司更改名稱

註冊證書

                              ***

I hereby certify that

本人謹此證明

REGAL SILVER MANUFACTURING LIMITED

(靈菊銀器製品有限公司)

having by special resolution changed its name, is now incorporated under

經通過特別決議，已將其名稱更改，該公司的註冊名

the name of

稱現為

REGAL MANUFACTURING LIMITED

(靈菊製品有限公司)

Issued by the undersigned on     12 May 1999.

本證書於一九九九年五月十二日簽發。

/s/ R. Cheung for Registrar of Companies Hong Kong 香港公司註冊處處長 （公司註冊主任 張潔心 代行）

COMPANIES ORDINANCE

(CHAPTER 32)

香港法例第32章

公司條例

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

公司更改名稱

註冊證書

                                  ***

I hereby certify that

本人謹此證明

REGAL MANUFACTURING LIMITED

(靈菊製品有限公司)

having by special resolution changed its name, is now incorporated under

經通過特別決議，已將其名稱更改，該公司的註冊名

the name of

稱現為

REGAL SILVER MANUFACTURING LIMITED

(靈菊銀器製品有限公司)

Issued by the undersigned on     12 May 2000.

本證書於二ＯＯＯ年五月十二日簽發。

/s/ R. Cheung for Registrar of Companies Hong Kong 香港公司註冊處處長 （公司註冊主任 張潔心 代行）

“A”

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

REGAL SILVER MANUFACTURING LIMITED

(靈菊銀器製品有限公司)

Incorporated the 24th day of September, 1976.

HONG KONG

Re-printed by:

Company Kit Registrations Limited

Tel: 2869 1893 Fax. 2869 1896

Company No. 49426

The Companies Ordinance (Cap. 32)

SPECIAL RESOLUTIONS

of

REGAL SILVER MANUFACTURING LIMITED

(the “Company”)

passed on 23 August 2007

By resolution in writing signed by all the members for the time being entitled to receive notice of and to attend and vote at general meetings of the Company, the following resolutions were duly passed as special resolutions:

THAT, the Articles of Association of the Company be altered as follows:

(a)	by inserting a new article 3(a) as follows (to replace the existing article 3(a)):

“(a)	The right to transfer shares in the Company is restricted in manner hereinafter prescribed.”

(b)	by inserting a new article 4A immediately after article 4 as follows:

“4A	Notwithstanding anything contained in these Articles of Association, the Directors shall not refuse to register a transfer of any share or shares where such transfer is executed by or in favour of any share or shares where such transfer is executed by or in favour of any bank or institution to whom such share or shares have been charged or mortgaged (or by or in favour of (i) any nominee of such bank or institution or (ii) any person or entity as such bank or institution may direct) nor may the Directors suspend registration of (a) a bank or institution (or nominee thereof) to whom such share or shares have been charged or mortgaged or (b) any person or entity specified by such bank or institution, in each case, as a Member, in circumstances where such charge or mortgage has been enforceable. A certificate issued by any official of such bank or institution that the relevant share or shares are charged mortgaged and that such charge or mortgage has become enforceable shall be conclusive evidence of that fact.”

For and on behalf of Rong Hui Investment Company Limited Sole Member

Company No.: 49426

REGAL SILVER MANUFACTURING LIMITED

靈菊銀器製品有限公司

(incorporated in Hong Kong with limited liability)

WRITTEN RESOLUTION OF ALL THE SHAREHOLDERS OF THE COMPANY FOR

THE TIME BEING PURSUANT TO SECTION 116B OF THE COMPANIES ORDINANCE

Adoption of the Amended and Restated Memorandum and Articles of Association

We, the undersigned, being all the shareholders of the Company acting by written consent without a meeting of the Company DO HEREBY CONSENT to the adoption of the following resolution as a Special Resolution:

“THAT the regulations contained in the printed document marked “A”, a copy of which is attached to this Resolution for the purpose of identification, be and is hereby approved and adopted as the amended and restated Memorandum and Articles of Association of the Company in substitution for and to the exclusion of the existing Memorandum and Articles of Association of the Company with effect from the date of this resolution.”

Dated the 16th day of August, 2007.

/s/ Chen Gengxian	/s/ Liu Qiang
Chen Gengxian	Liu Qiang
SHAREHOLDER	SHAREHOLDER

No. 49426

(COPY)

COMPANIES ORDINANCE

(CHAPTER 32)

香港法例第32章

公司條例

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

公司更改名稱

註冊證書

                              ***

I hereby certify that

本人謹此證明

REGAL MANUFACTURING LIMITED

(靈菊製品有限公司)

having by special resolution changed its name, is now incorporated under

  經通過特別決議，已將其名稱更改，該公司的註冊名

the name of

稱現為

REGAL SILVER MANUFACTURING LIMITED

(靈菊銀器製品有限公司)

Issued by the undersigned on 12 May 2000.

本證書於二ＯＯＯ年五月十二日簽發。

(Sd.) MISS R. CHEUNG for Registrar of Companies Hong Kong 香港公司註冊處處長 （公司註冊主任 張潔心 代行）

Company No. 049426

Companies Ordinance

(Chapter 32)

Special Resolution

of

Regal Manufacturing Limited

(靈菊製品有限公司)

Passed on 14 February 2000

The following resolution was passed as a Special Resolution at an Extraordinary General Meeting of the Company held on 14 February 2000 at Suite 1003, 10/F, Tower 3, Enterprise Square, 9 Sheung Yuet Road, Kowloon, at 10:00 a.m.

THAT the Company Name be changed from “Regal Manufacturing Limited (靈菊製品有限公司)” to “Regal Silver Manufacturing Limited (靈菊銀器製品有限公司)”.

(Sd.) Lam Yuet Hou
Lam Yuet Hou, Director

No. 49426

(COPY)

COMPANIES ORDINANCE

(CHAPTER 32)

香港法例第32章

公司條例

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

公司更改名稱

註冊證書

                              ***

I hereby certify that

本人謹此證明

REGAL SILVER MANUFACTURING LIMITED

(靈菊銀器製品有限公司)

having by special resolution changed its name, is now incorporated under

經通過特別決議，已將其名稱更改，該公司的註冊名

the name of

稱現為

REGAL MANUFACTURING LIMITED

(靈菊製品有限公司)

Issued by the undersigned on 12 May 1999.

本證書於一九九九年五月十二日簽發。

(Sd.) MISS R. CHEUNG for Registrar of Companies Hong Kong 香港公司註冊處處長 （公司註冊主任 張潔心 代行）

Company No. 049426

Companies Ordinance

(Chapter 32)

Special Resolution

of

Regal Silver Manufacturing Limited

(靈菊銀器製品有限公司)

Passed on 30 April 1999

The following resolution was passed as a Special Resolution at an Extraordinary General Meeting of the Company held on 30 April 1999 at Suite 1003, 10/F, Tower 3, Enterprise Square, 9 Sheung Yuet Road, Kowloon, at 10:00 a.m.

THAT the Company Name be changed from “Regal Silver Manufacturing Limited (靈菊銀器製品有限公司)” to “Regal Manufacturing Limited (靈菊製品有限公司)”.

(Sd.) Lam Yuet Hou
Lam Yuet Hou, Director

No. 49426

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Whereas TREMPEST GARMENT FACTORY LIMITED was incorporated in Hong Kong as a limited company under the Companies Ordinance on the Twenty-fourth day of September, 1976;

And whereas by special resolution of the Company and with the approval of the Registrar of Companies, it has changed its name;

Now therefore I hereby certify that the Company is a limited company incorporated under the name of REGAL SILVER MANUFACTURING LIMITED (靈菊銀器製品有限公司).

Given under my hand this Seventh day of October One Thousand Nine Hundred and Eighty.

for Registrar of Companies, Hong Kong

THE COMPANIES ORDINANCE (CHAPTER 32)

SPECIAL RESOLUTION

OF

TREMPEST GARMENT FACTORY LIMITED

Passed on the 19th day of July, 1980.

At an Extraordinary General Meeting of the above Company duly convened and held at the registered office of the Company Cochrane Commercial House, 13-17, Cochrane Street, 4th Floor, in the Colony of Hong Kong on the 19th day of July, 1980, the following resolution was passed as a Special Resolution:-

“That the name of the Company be changed from TREMPEST GARMENT FACTORY LIMITED to REGAL SILVER MANUFACTURING LIMITED (靈菊銀器製品有限公司)”.

(Sd.) CHAN MEI KO
Chairman CHAN MEI KO

No. 49426

[ C O P Y ]

CERTIFICATE OF INCORPORATION

I HEREBY CERTIFY that

TREMPEST GARMENT FACTORY LIMITED

is this day incorporated in Hong Kong under the Companies Ordinance, and that this company is limited.

GIVEN under my hand this Twenty-fourth day of September One Thousand Nine Hundred and Seventy-six.

(Sd.) Leslie Foo

for Registrar of Companies,

Hong Kong.

THE COMPANIES ORDINANCE (CHAPTER 32)

Company Limited by Shares

MEMORANDUM OF ASSOCIATION

OF

REGAL SILVER MANUFACTURING LIMITED

(靈菊銀器製品有限公司)

First:—The name of the company is “REGAL SILVER MANUFACTURING LIMITED (靈菊銀器製品有限公司)”.

Second:—The Registered Office of the Company will be situate in the Colony of Hong Kong.

Third:—The objects for which the Company is established are:—

(a) To carry on the business as garments merchants and manufacturers, dealers in and manufacturers of materials for manufacturing garments, shirts, trousers, jeans etc.

(b) To advance or lend money, on securities or assets of all kinds or otherwise, for such amounts, at such rate of interest, and upon such terms and conditions, as may be arranged, and if desirable, and loan including interest thereon may be made repayable over a term of years by monthly, quarterly, or by any other instalments.

(c)	To act as agents for the purchase, sale, improvement, development and management of properties and any estate or right therein, including business concerns and undertakings and generally to transact and undertake all kinds of agency business and to carry on the business of rent collectors and of land, house and estate agents.

(d)	To develop and turn to account property purchased, leased or acquired by or in which the Company is interested and develop and turn to account the resources of any property whether belonging to the Company or not.

(e)	To carry on all or any of the businesses of importers, exporters, manufacturers, retailers, shipowners, shipbuilders, charterers of ships or other vessels, warehousemen, merchants, commission agents, contractors, ships and insurance brokers, general brokers, carriers, forwarding agents, wharfingers, cotton spinners, hotel, restaurant, and refreshment room keepers, universal providers, brewers, metallurgists, quarry owners, brick makers, tallow melters, tanners, artificial manure makers, coopers, carpenters, mechanical engineers, chemists, druggists, drysalters, marine store keepers, dealers in proprietory articles of all kinds, and electrical, chemical, photographical, surgical, and scientific apparatus and materials, and any business of Fishing Industry.

(f)	To undertake and execute any trusts, the undertaking whereof may seem desirable and also to undertake the office of executor, administrator, treasurer or registrar and to keep for any company, government, authority or body, any register relating to any stocks, funds, shares or securities, or to undertake any duties in relation to the registration of transfers, the issue of certificates or otherwise.

(g)	To carry on any other business which may seem to the Company capable of being conveniently carried on in connection with the above or calculated directly or indirectly to exhance the value of or render profitable any of the Company’s property or rights.

(h)	To enter into any arrangement for sharing profits, union of interest, co-operation, joint adventure, reciprocal concession, or otherwise, with any person or company carrying on or engaged in, or about to carry on or engage in, any business or transaction which this Company is authorised to carry on or engage in, or any business or transaction capable of being conducted so as directly or indirectly to benefit the Company, and to lend money to, guarantee the contracts of, or otherwise assist, any such person or company, and to take or otherwise acquire the shares and securities of any such company and to sell, hold, and reissue, with or without guarantee, or otherwise deal with the same.

(i)	To enter into any arrangements or contracts with any governments or supreme authorities, municipal, local, or otherwise, or with any person or company that may seem conducive to the objects of the Company or any of them, and to obtain from any such government or authority, person or company any rights, privileges and concessions which the Company may think fit desirable to obtain, and to carry out, exercise and comply with any such arrangements, contracts, rights, privileges and concessions.

(j)	To take or otherwise acquire and hold shares in any other company having objects altogether or in part similar to those of the Company, or carrying on any business capable of being conducted so as directly or indirectly to benefit the Company.

(k)	To promote any company or companies for the purpose of acquiring all or any of the property or liabilities of the Company, or for any other purpose which may seem directly or indirectly calculated to benefit the Company, and to hold shares in any such company and to guarantee the payment of any debentures or other securities issued by any such company.

(l)	Generally to purchase, take on lease or in exchange, hire or otherwise acquire any real and personal property, and any rights or privileges which the Company may think necessary or convenient for the purposes of its business and to pay for same either in shares or in cash or partly in shares and partly in cash or in any other manner.

(m)	To construct, improve, alter, maintain, work, manage, carry out or control any building works and conveniences which may seem calculated directly or indirectly to advance the Company’s interests, and to contribute, to subsidise or otherwise assist, or take part in the construction, improvement, alteration, maintenance, working, management, carrying out or control thereof.

(n)	To pay all expenses in connection with the formation of the Company and to remunerate any parties for services rendered or to be rendered in placing or assisting to place any shares in the Company’s capital or any debentures, debenture stock, or other securities of the Company or in or about the formation or promotion of the Company or the conduct of its business.

(o)	To distribute any of the properties of the Company, whether upon a distribution of assets or a division of profits among the members, in specie or otherwise.

(p)	To borrow or raise or secure the payment of money by way of mortgage or in such other manner as the Company shall think fit, and in particular by the issue of debenture stock, perpetual or otherwise, charged upon all or any of the Company’s property (both present and future), including its uncalled capital, and to redeem or pa yoff any such securities and to borrow money on any terms and conditions upon the security of mortgages or pledges of or upon all or any part of the property of the Company or upon any calls of members made or to be made or without any mortgage or pledge and to borrow or receive on deposit at interest or otherwise money, stock, funds, shares, securities or other property.

(q)	To draw, make, accept, indorse, discount, execute, and issue promissory notes, bills of exchange, bills of lading, warrants, debentures, and other negotiable or transferable instruments.

(r)	To sell, lease, exchange, deal with or otherwise dispose of all the property of the Company or any part thereof or its rights, interests and privileges for such consideration as the Company may think fit, and in particular for shares, debentures or securities of any other company having objects altogether, or in part, similar to those of the Company.

(s)	To sell, improve, manage, develop, exchange, lease, mortgage, dispose of, turn to account, or otherwise deal with all or any part of the property or rights of the Company.

(t)	To apply for, purchase or otherwise acquire any interests in any patents, brevets d’invention, licences, concessions, and the like conferring an exclusive or non-exclusive or limited right to use any invention which may seem capable of being used for any of the purposes of the Company, or the acquisition of which may seem calculated directly, or indirectly, to benefit the Company and to use, exercise, develop or grant licences in respect of, or otherwise turn to account the property and rights so acquired.

(u)	To obtain any order in council or under any ordinance for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company’s constitution or for any other purposes which may seem expedient, and to oppose any proceedings or applications which may seem calculated directly or indirectly, to prejudice the Company’s interests.

(v)	To invest and deal with the moneys of the Company not immediately required, in or upon such securities and in such manner as may from time to time be determined.

(w)	To do all such other acts and things as are incidental or conducive to the attainment of all or any of the above objects.

Fourth:—The liability of the members of the Company is limited.

Fifth:—The capital of the Company is HK$50,000.00 divided into 5,000 shares of HK$10.00 each with power to increase orreduce the capital to consolidate or subdivide the shares into shares of larger or smaller amounts, and to issue all or any part of the original or any additional capital as fully paid or partly paid shares, and with any special or preferential rights or privileges or subject to any special terms or conditions, and either with or without any special designation, and also from time to time to alter, modify, commute, abrogate, or deal with any such rights, privileges, terms, conditions or designations in accordance with the regulations for the time being of the Company.

WE, the several persons, whose names, addresses, and descriptions are hereto subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the Capital of the Company set opposite to our respective names:—

Names, Addresses and Descriptions of Subscribers	Number of Shares taken by each Subscriber
(Sd.) 陳美菊	1
CHAN MAI KO (陳美菊)
386, Lai Chi Kok Road,
Ground Floor,
Kowloon,
Hong Kong.
Merchant
(Sd.) 梁鳳娟	1
LEUNG FUNG KUEN (梁鳳娟)
D.D. 224 Lot 330
Clearwater Bay Road,
House E,
Hang Hau,
New Territories,
Hong Kong.
Merchant

Total Number of Shares Taken	2

Dated the 16th day of September, 1976.

WITNESS to the above signatures:—

(Sd.) H. H. Lam Chartered Accountant Hong Kong.